Editorial Contact:	Investor Relations Contact:
Thomas Stites	Simon Biddiscombe
Mindspeed Technologies, Inc.	Mindspeed Technologies, Inc.
(949) 579-3650	(949) 579-6283

MINDSPEED® REPORTS FISCAL 2007 FOURTH QUARTER RESULTS

Company Achieves Non-GAAP Operating, Net Income, and Earnings per Share Milestones

NEWPORT BEACH, Calif., Oct. 29, 2007– Mindspeed Technologies, Inc. (NASDAQ: MSPD), a leading supplier of semiconductor solutions for network infrastructure applications, today announced revenues of $33.7 million for the fourth quarter of fiscal 2007, which ended September 30, 2007, an increase of 1.4 percent compared to $33.2 million for the third quarter of fiscal 2007 and up 5 percent from the $32.2 million reported for the fourth quarter of fiscal 2006.

The company’s operating income on a non-GAAP basis was $1.1 million for the fourth fiscal quarter of 2007 compared to non-GAAP operating income of $300 thousand for the third fiscal quarter of 2007.  Presented on a GAAP basis, the operating loss was $400 thousand compared to $1.9 million for the third quarter.

The company’s net income for the fourth quarter of fiscal 2007 on a non-GAAP basis was $990 thousand, or $0.01 per share, compared to a non-GAAP net loss of $300 thousand, or $0.00 per share, for the third fiscal quarter.  Presented on a GAAP basis, the company had a net loss of $500 thousand, or $0.00 per share, compared to a net loss of $2.5 million, or $0.02 per share, for the third fiscal quarter.  Reconciliations of the non-GAAP measures to GAAP measures are included in the accompanying financial data.

Revenues from high-performance analog (HPA) products increased 8 percent sequentially, contributing 30 percent of total fourth quarter revenues.  Revenues from wide-area networking (WAN) communications products increased 1 percent sequentially, contributing 44 percent of the total.  Revenues from multiservice access processor solutions declined 5 percent sequentially, contributing the remaining 26 percent of fourth quarter revenues.

 “I am pleased with our performance in our fourth fiscal quarter of 2007,” said Raouf Halim, Mindspeed’s chief executive officer.  “We achieved a key milestone in our company history by delivering both non-GAAP operating and net income of approximately $1.0 million and positive non-GAAP earnings per share for the first time.  Entering fiscal 2008, we are encouraged by healthy growth prospects in the infrastructure market, as well as in markets outside of traditional telecommunications applications,” Halim added.

Outlook
Mindspeed expects fiscal 2008 first quarter revenues to be up 1-to-6 percent sequentially.  The company expects first quarter non-GAAP gross margin to be approximately 69 percent and non-
GAAP operating expenses to be approximately $22.8 million, and to deliver positive non-GAAP cash flow.

Fourth Quarter Fiscal 2007 Conference Call
Mindspeed will conduct a conference call to discuss its fourth quarter fiscal 2007 results this afternoon, Monday, Oct. 29, 2007, at 2:00 p.m. Pacific Time /5:00 p.m. Eastern Time.  To listen to the conference call via telephone, call 866-246-6203 (domestic) or 706-643-1612 (international); password: Mindspeed.  To listen via the Internet, visit the Investors section of Mindspeed's web site at www.mindspeed.com.  Replay of the conference will be available via telephone two hours after it concludes for 30 days by calling 800-642-1687 (domestic) or 706-645-9291 (international); conference ID: 19674063.  Replay will also be available on Mindspeed’s web site at www.mindspeed.com.

About Mindspeed Technologies®
Mindspeed Technologies, Inc. designs, develops and sells semiconductor networking solutions for communications applications in enterprise, access, metropolitan and wide-area networks.
The company’s three key product families include high-performance analog transmission and switching solutions, multiservice access voice-over-IP processors designed to support voice and data services across wireline and wireless networks and WAN communication products such as T/E carrier transmission devices and ATM/MPLS network processors.
Mindspeed’s products are used in a wide variety of network infrastructure equipment, including voice and media gateways, high-speed routers, switches, access multiplexers, cross-connect systems, add-drop multiplexers and digital loop carrier equipment.
To learn more, visit us at www.mindspeed.com.

Safe Harbor Statement
           This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements include the information under the heading “Outlook” and other information regarding the company’s expectations, goals or intentions, including, but not limited to, statements regarding trends and future performance of the company’s business units; the company’s ability to maintain or improve non-GAAP operating profitability; expected levels of operating expense; expected demand for the company’s products; and cash flow; growth prospects in various markets; and operating results for future periods.  These forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about the company and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements.  These risks and uncertainties include, but are not limited to: market demand for the company’s new and existing products and its ability to increase revenues; the company’s ability to maintain operating expenses within anticipated levels; the company’s ability to reduce its cash consumption; availability and terms of capital needed for the company’s business; constraints in the supply of wafers and other product components from the company’s third-party manufacturers; the company's ability to successfully and cost effectively establish and manage operations in foreign jurisdictions; risks associated with acquisitions of other businesses, including the challenges and costs of closing, integration and achieving anticipated synergies expected from acquisitions; the company’s ability to retain key personnel; the impact of any acquisition on relationships with key customers and vendors; uncertainties relating to the company’s ability to identify suitable acquisition targets, to complete acquisitions of identified targets and to integrate businesses that are acquired; the company’s ability to attract and retain qualified personnel; successful development and introduction of new products; the company’s ability to obtain design wins and develop revenues from them; pricing pressures and other competitive factors; order and shipment uncertainty; changes in customers’ inventory levels and inventory management practices; fluctuations in manufacturing yields; product defects; and intellectual property infringement claims by others and the ability to protect the company’s intellectual property.  Risks and uncertainties that could cause the company’s actual results to differ from those set forth in any forward-looking statement are discussed in more detail under “Risk Factors”, “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Annual Report on Form 10-K for the year ended September 30, 2006, as well as similar disclosures in the company’s subsequent SEC filings.  Forward-looking statements contained in this press release are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

MINDSPEED TECHNOLOGIES, INC.

Consolidated Condensed Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three months ended			Year ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,
	2007	2007	2006	2007	2006

Net revenues	$33,683	$33,207	$32,212	$127,805	$135,919
Cost of goods sold (a)(b)	10,318	10,522	11,694	42,334	43,592
Gross margin	23,365	22,685	20,518	85,471	92,327

Operating expenses:
Research and development (a)	13,266	13,871	15,508	57,447	64,104
Selling, general and administrative (a)	10,478	10,835	11,665	43,385	46,970
Special charges (a) (c)	(4)	(104)	316	4,724	2,550
Total operating expenses	23,740	24,602	27,489	105,556	113,624

Operating loss	(375)	(1,917)	(6,971)	(20,085)	(21,297)

Other income (expense), net	(428)	(439)	(601)	(1,718)	(1,368)

Loss before income taxes	(803)	(2,356)	(7,572)	(21,803)	(22,665)

Provision for income taxes	(344)	163	(220)	111	1,849

Net loss	$(459)	$(2,519)	$(7,352)	$(21,914)	$(24,514)

Net loss per share, basic and diluted	$(0.00)	$(0.02)	$(0.07)	$(0.20)	$(0.23)

Weighted-average number of shares used in per share computation	112,483	111,826	106,938	110,779	105,537

(a)	Includes stock-based compensation expense and employer taxes on stock-based compensation.

(b)
Cost of goods sold includes the favorable effect of sales of certain inventories written down to a zero cost basis during fiscal 2001. The favorable effect of such sales, by quarter, was approximately $0.9 million (September 2007), $1.1 million (June 2007) and $1.7 million (September 2006). For the year ended September 30, 2007 and 2006, the favorable effect of such sales was $4.0 million and $5.5 million, respectively.

(c)	Special charges consists of asset impairments and restructuring charges.

MINDSPEED TECHNOLOGIES, INC.

Reconciliation of Non-GAAP Measures to GAAP Measures
(unaudited, in thousands, except per share amounts)

	Three months ended			Year ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,
	2007	2007	2006	2007	2006
Reconciliation of Non-GAAP Gross Margin to GAAP Gross Margin
Non-GAAP gross margin	$23,444	$22,804	$20,633	$85,878	$92,753
Items excluded from non-GAAP gross margin:
Stock-based compensation	78	118	114	385	399
Employer taxes on stock-based compensation	1	1	1	22	27
Gross margin	$23,365	$22,685	$20,518	$85,471	$92,327

Reconciliation of Non-GAAP Research and Development Expenses to GAAP Research and Development Expenses
Non-GAAP research and development expenses	$12,572	$13,044	$14,829	$54,731	$61,267
Items excluded from non-GAAP research and development expenses:
Stock-based compensation	677	816	674	2,587	2,757
Employer taxes on stock-based compensation	17	11	5	129	80
Research and development expenses	$13,266	$13,871	$15,508	$57,447	$64,104

Reconciliation of Non-GAAP Selling, General and Administrative Expenses to GAAP Selling, General and Administrative Expenses
Non-GAAP selling, general and administrative expenses	$9,799	$9,474	$10,676	$39,160	$42,979
Items excluded from non-GAAP selling, general and administrative expenses:
Stock-based compensation	676	1,351	980	4,072	3,831
Employer taxes on stock-based compensation	3	10	9	153	160
Selling, general and administrative expenses	$10,478	$10,835	$11,665	$43,385	$46,970

Reconciliation of Non-GAAP Operating Income/(Loss) to GAAP Operating Loss
Non-GAAP operating income/(loss)	$1,073	$286	$(4,872)	$(8,013)	$(11,493)
Items excluded from non-GAAP operating income/(loss):
Stock-based compensation	1,431	2,285	1,768	7,044	6,987
Employer taxes on stock-based compensation	21	22	15	304	267
Special charges (d)	(4)	(104)	316	4,724	2,550
Operating loss	$(375)	$(1,917)	$(6,971)	$(20,085)	$(21,297)

Reconciliation of Non-GAAP Net Income/( Loss) to GAAP Net Loss
Non-GAAP net income/(loss)	$989	$(316)	$(5,253)	$(9,842)	$(14,710)
Items excluded from non-GAAP net income/(loss):
Stock-based compensation	1,431	2,285	1,768	7,044	6,987
Employer taxes on stock-based compensation	21	22	15	304	267
Special charges (d)	(4)	(104)	316	4,724	2,550
Net loss	$(459)	$(2,519)	$(7,352)	$(21,914)	$(24,514)

Reconciliation of Non-GAAP Net Income/(Loss) Per Share to GAAP Net Loss Per Share
Loss per share, basic and diluted:
Non-GAAP net income/(loss)	$0.01	$(0.00)	$(0.05)	$(0.09)	$(0.14)
Adjustments	(0.01)	(0.02)	(0.02)	(0.11)	(0.09)
Net loss	$(0.00)	$(0.02)	$(0.07)	$(0.20)	$(0.23)

Reconciliation of Non-GAAP Cash Consumption to Net Increase (Decrease) in Cash and Cash Equivalents
Non-GAAP cash consumption	$(5,910)	$(2,741)	$(2,869)	$(15,461)	$(15,072)
Net sales of marketable securities	6,250	4,500	12,450	11,281	29,713
Net increase (decrease) in cash and cash equivalents	$340	$1,759	$9,581	$(4,180)	$14,641

(d)	Special charges consists of asset impairments and restructuring charges.

Non-GAAP Measures

We provide non-GAAP measures as a supplement to financial results based on GAAP.  A detailed reconciliation of the non-GAAP results to the most directly comparable GAAP measures is set forth above under the heading “Reconciliation of Non-GAAP Measures to GAAP Measures.”  Investors are encouraged to review this reconciliation.  We believe the presentation of non-GAAP measures provides investors with additional insight into underlying operating results and prospects for the future by excluding stock-based compensation, employer taxes on stock-based compensation and/or the effects of special charges such as asset impairments and restructuring charges.  We have historically reported similar financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

We use non-GAAP gross margin, research and development expenses, selling, general and administrative expenses, operating expenses, operating income/(loss), net loss, net loss per share and cash consumption internally to evaluate our operating performance and to determine certain components of management compensation.  In addition, we use these non-GAAP measures for internal budgets and forecasts.  We believe that these non-GAAP measures can be useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Non-GAAP gross margin excludes stock-based compensation expense and employer taxes on stock-based compensation.  Non-GAAP research and development expenses, selling, general and administrative expenses, operating expenses, operating income/(loss), net loss and net loss per share exclude stock-based compensation expense, employer taxes on stock-based compensation and special charges.  Non-GAAP cash consumption is the net increase (decrease) in cash and cash equivalents excluding the sales and purchases of marketable securities.

As a result of our adoption of SFAS 123R, “Share-Based Payment” in the first quarter of fiscal 2006, our GAAP statements of operations for periods in fiscal year 2006 include stock-based compensation expense.  We believe that excluding stock-based compensation from non-GAAP measures facilitates a comparison of our results with prior periods and can enhance the understanding of our performance.  We exclude employer taxes on stock-based compensation because we believe it provides a helpful perspective on our operating performance.  We exclude special charges from non-GAAP measures because it includes restructuring charges, asset impairments and other significant discrete items that may not be indicative of our ongoing operations and economic performance.  We provide cash consumption because we believe it is important for investors to understand changes in our total liquidity period to period.

We do not provide forward-looking GAAP measures or a reconciliation of the forward-looking non-GAAP measures to GAAP measures because of our inability to project special charges and stock-based compensation related expenses.

The non-GAAP financial measures we provide have certain limitations because they do not reflect all of the costs associated with the operation of our business as determined in accordance with GAAP.  The non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies.  We endeavor to compensate for the limitations of these non-GAAP measures by providing GAAP financial statements, descriptions of the reconciling items and a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures so that investors can appropriately incorporate the non-GAAP measures and their limitations into their analyses.  For complete information on stock-based compensation and special charges, please see our financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report we expect to file with the SEC with respect to the financial periods discussed herein.

MINDSPEED TECHNOLOGIES, INC.

Consolidated Condensed Balance Sheets
(unaudited, in thousands)

	Sept. 30,	Sept. 30,
	2007	2006
ASSETS
Current Assets
Cash and cash equivalents	$25,796	$29,976
Marketable securities	—	11,260
Receivables, net	13,584	14,786
Inventories	15,023	19,008
Prepaid expenses and other current assets	3,763	3,690
Total current assets	58,166	78,720

Property, plant and equipment, net	13,147	12,961
Intangible assets, net	5,524	—
License agreements	1,798	2,082
Other assets	3,444	2,779
Total assets	$82,079	$96,542

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$7,117	$10,639
Deferred revenue	4,852	5,047
Accrued compensation and benefits	5,286	5,038
Accrued income tax	752	2,761
Restructuring	1,478	1,667
Other current liabilities	2,867	2,688
Total current liabilities	22,352	27,840

Convertible senior notes	45,037	44,618
Other liabilities	444	608
Total liabilities	67,833	73,066

Stockholders' equity	14,246	23,476
Total liabilities and stockholders' equity	$82,079	$96,542

MINDSPEED TECHNOLOGIES, INC.

Consolidated Condensed Statements of Cash Flows
(unaudited, in thousands)

	Year ended
	Sept. 30,
	2007	2006

Cash Flows From Operating Activities
Net loss	$(21,914)	$(24,514)
Adjustments required to reconcile net loss to the net
cash used in operating activities, net of effects of acquisitions:
Depreciation	5,175	6,490
Stock compensation	7,301	7,516
Inventory provisions	1,790	(586)
Other non-cash items, net	551	421
Changes in assets and liabilities:
Receivables	1,361	1,585
Inventories	2,554	(7,692)
Accounts payable	(5,096)	863
Deferred revenue	(194)	1,595
Accrued expenses and other current liabilities	(1,381)	(335)
Other	(189)	(1,223)

Net cash used in operating activities	(10,042)	(15,880)

Cash Flows From Investing Activities
Capital expenditures	(4,074)	(4,488)
Acquisition of assets, net of cash acquired	(4,875)	—
Net sales of marketable securities	11,281	29,713

Net cash provided by investing activities	2,332	25,225

Cash Flows From Financing Activities
Exercise of options and warrants	3,412	5,296

Net cash provided by financing activities	3,412	5,296

Effect of foreign currency exchange rates on cash	118	—

Net (decrease) increase in cash and cash equivalents	(4,180)	14,641
Cash and cash equivalents at beginning of period	29,976	15,335

Cash and cash equivalents at end of period	$25,796	$29,976

MINDSPEED TECHNOLOGIES, INC.

Selected Corporate Data
(unaudited, in thousands)

	Three months ended			Year ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,
	2007	2007	2006	2007	2006

Gross margin %	69%	68%	64%	67%	68%

Cash provided by (used in):
Operating activities	$(607)	$(2,025)	$(1,519)	$(10,042)	$(15,880)
Investing activities	737	2,886	10,961	2,332	25,225
Financing activities	92	898	139	3,412	5,296
Effect of foreign currency on cash	118	—	—	118	—
Net increase (decrease) in cash	$340	$1,759	$9,581	$(4,180)	$14,641

Depreciation	$1,282	$1,304	$1,249	$5,175	$6,490
Capital expenditures	1,624	1,891	1,489	5,337	4,488

Revenues by region:
Americas	$12,317	$12,538	$9,214	$46,233	$45,661
Europe	3,587	3,940	4,132	14,464	16,540
Asia-Pacific	17,779	16,729	18,866	67,108	73,718
	$33,683	$33,207	$32,212	$127,805	$135,919

Revenues by product line:
Multiservice access DSP products	$8,795	$9,241	$8,671	$36,340	$37,404
High-performance analog products	10,122	9,408	10,807	37,482	42,742
WAN communications products	14,766	14,558	12,734	53,983	55,773
	$33,683	$33,207	$32,212	$127,805	$135,919

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